UNITED STATES SECURITIESANDEXCHANGECOMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2007

BIG SKY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Ste 6, 8 Shepherd Market, Mayfair, London		W1J 7JY

(Address of principal executive offices)		(Zip Code)

403.234.8885

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01. Regulation FD Disclosure.

Contained herein is certain supplemental historical information relative to the Company’s subsidiary, Big Sky Energy Kazakhstan Ltd., and its ongoing litigation matters involving its subsidiary KoZhaN LLP, continuing disclosures first commenced in the Form 10-KSB for the year ending December 31, 2005 and Forms 8-K filed on September 17, 2007 and September 26, 2007, bringing disclosure on these matters to current date.

Claim by Spouses of Former Partners of KoZhaN

As previously disclosed, on July 27, 2007 the General Prosecutor issued its Resolution, by which the execution of the court decision dated April 26, 2007 was suspended until a full review of all court case materials was conducted.

On October 8, 2007, the Company received a letter dated October 5, 2007 from the Office of the Chief of the Department of the Almaty City Prosecution Office, Counsellor of Justice Zh. M. Atanov, wherein he advised that his office was issuing a supervisory protest dated October 5, 2007 with a request to reverse the previous court decision and to dismiss in full the Plaintiffs` claims, which was submitted to the Supervisory Board of the Almaty City Court. A date for such Supervisory Hearing has not yet been set.

The information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 9, 2007 BIG SKY ENERGY CORPORATION

By:/s/ SERVET HARUNOGLU Name: Servet Harunoglu Title: Chief Executive Officer